Exhibit 99.1

BluSky AI Inc. to Present at the Emerging Growth Conference on September 24, 2025

BluSky AI Inc. invites individual and institutional investors as well as advisors and analysts, to attend its real-time, interactive presentation on the Emerging Growth Conference.

September 18, 2025 10:00 ET

Salt Lake City, Sept. 18, 2025 (GLOBE NEWSWIRE) — BluSky AI Inc. (OTCID: BSAI), (“BluSky AI” or the “Company”), headquartered in Salt Lake City, Utah, is a Neocloud company, purpose-built for artificial intelligence through rapidly deployable SkyMod data centers. BluSky AI’s SkyMods are next-generation, scalable AI Factories providing GPU-as-a-Service.

BluSky AI is pleased to announce its upcoming presentation at the Emerging Growth Conference, scheduled for Wednesday, September 24, 2025: “Accelerating Access to Intelligent Infrastructure.”

The Emerging Growth Conference is a live, interactive online event that brings together leading growth-stage companies with individual and institutional investors, advisors, and analysts. BluSky AI Inc. has been invited to present its latest strategic developments, including modular data center expansion, GPU-as-a-Service deployments, and ESG-aligned infrastructure initiatives.

Trent D’Ambrosio, Chief Executive Officer of BluSky AI Inc., will deliver a real-time presentation beginning at 11:25 AM Eastern Time, followed by a live Q&A session. Attendees will have the opportunity to engage directly with Mr. D’Ambrosio, gaining insight into the Company’s operational momentum and long-term vision for democratizing AI compute.

Questions may be submitted in advance to Questions@EmergingGrowth.com or asked live during the event. Mr. D’Ambrosio will address as many inquiries as time permits.

To attend the conference and receive timely updates, please register here: https://goto.webcasts.com/starthere.jsp?ei=1717091&tp_key=c78a55764a&sti=bsai

If attendees are not able to join the event live on the day of the conference, an archived webcast will also be made available on EmergingGrowth.com and on the Emerging Growth YouTube Channel, http://www.YouTube.com/EmergingGrowthConference. We will release a link to that after the event.

BluSky AI Inc. welcomes all stakeholders to join this dynamic session and explore how the Company is redefining scalable AI infrastructure across energy-rich regions in the U.S.

For inquiries or program details, contact:

Trent D’Ambrosio

CEO, BluSky AI Inc.

trentdambrosio@bluskyaidatacenters.com
www.bluskyaidatacenters.com

About BluSky AI Inc.

Headquartered in Salt Lake City, Utah, BluSky AI Inc. is a Neocloud purpose-built for artificial intelligence through rapidly deployable SkyMod data centers. SkyMods are next-generation, scalable AI Factories providing speed-to-market and energy optimization for entities requiring high-performance infrastructure to support machine learning workloads. BluSky AI empowers small, mid-sized, enterprise, and academic partners from start-up to scale-up to drive innovation without compromise.

About the Emerging Growth Conference

The Emerging Growth conference is an effective way for public companies to present and communicate their new products, services and other major announcements to the investment community from the convenience of their office, in a time efficient manner.

The Conference focus and coverage includes companies in a wide range of growth sectors, with strong management teams, innovative products & services, focused strategy, execution, and the overall potential for long term growth. Its audience includes potentially tens of thousands of Individual and Institutional investors, as well as Investment advisors and analysts.

All sessions will be conducted through video webcasts and will take place in the Eastern time zone.

Forward-Looking Statements:

This news release includes certain forward-looking statements or information. All statements other than statements of historical fact included in this release are forward-looking statements that involve various risks and uncertainties. Forward-looking statements in this news release include statements with respect to the potential impact and usage of the Company’s. There can be no assurance statements will prove to be accurate and actual results and future events could differ materially from anticipated in such statements.

BluSky AI Inc. disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events except as required by applicable securities legislation.